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                                                                   EXHIBIT 10.17

                         STANDARD FORM COMMERCIAL LEASE


         THIS INSTRUMENT IS A LEASE, dated as of November 15, 1997, in which the LESSOR and LESSEE are the parties hereinafter named, and which relates to space in the building (the "Building") located at 89 South Street, Boston, Massachusetts. The parties to this instrument hereby agree with each other as follows:

         1. BASIC LEASE PROVISIONS: The following set forth basic data and, where appropriate, constitute definitions of the terms hereinafter listed.

                  A.      BASIC DATA.

                          LESSOR: Lincoln Plaza Limited Partnership, a
                  Massachusetts limited partnership

                          LESSOR'S Address: c/o Capital Properties, Inc., 80
                  Lincoln Street, Boston, MA 02111

                          LESSEE: Exchange Applications, Inc., a Delaware
                  corporation

                          LESSEE'S Original Address: 695 Atlantic Avenue,
                  Boston, MA 02111

                          LESSEE'S Notice Address / Prior to Commencement Date
                  (Section 20): Mr. John O'Brien, VP/CFO, Exchange Applications, Inc., 695 Atlantic Avenue, Boston, MA 02111

                          LESSEE'S Notice Address / After Commencement Date
                  (Section 20): Mr. John O'Brien, VP/CFO, Exchange Applications, Inc., at the Premises

                          With a copy to Neil Townsend, Esq., Bingham, Dana &
                  Gould, 150 Federal Street, Boston, MA 02110

                           Basic Rent: The sum of $1,080,000 ($27 per square
                  foot Of Premises Rentable Area) per annum as the same may be adjusted and/or abated.

                           Premises Rentable Area: Agreed to be 40,000 square
                  feet located on the seventh and eighth floor of the Building.

                           Permitted Uses: General business office use.

                           Escalation Factor: 17.32%, as computed in accordance
                  with the Escalation Factor Computation.

                           Construction Completion Date:

                           Approximately June 1, 1998.

                           Initial Term: Five years commencing on the
                  Commencement Date and expiring at the close of the day immediately preceding the fifth anniversary of the Commencement

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                  Date, except that if the Commencement Date shall
                  be other than the first day of a calendar month, the expiration of the Initial Term shall be at the close of the day on the last day of the calendar month on which such anniversary shall fall.


Lease Security:

    Thirty days prior to the commencement of           LESSEE shall provide LESSOR with a Letter
    construction (approximately) January 1, 1998       of Credit in the amount of $600,000.

    At the second anniversary of the                   The Letter of Credit may reduce to
    Commencement Date                                  $480,000 so long as there has been no
                                                       default from the Commencement Date through
                                                       this reduction date.

    At the third anniversary of the                    The Letter of Credit may reduce to
    Commencement Date                                  $360,000 so long as there has been no
                                                       default from the Commencement Date through
                                                       his reduction date.

    At the fourth anniversary of the                   The Letter of Credit may reduce to
    Commencement Date                                  $240,000 so long as there has been no
                                                       default from the Commencement Date through
                                                       this reduction date.


                           Base Operating Expenses:   The actual Operating
                  Expenses for the calendar year commencing January 1, 1998 and ending December 31, 1998.

                           Base Taxes:   The actual Taxes for the Tax Year
                  commencing July 1, 1997 and ending  June 1, 1998.

                           Broker:  CB/Whittier Partners

                  B.       ADDITIONAL DEFINITIONS.

                           Agent:  Capital Properties, Inc., 80 Lincoln Street,
                  Boston, Massachusetts 02111.

                           Business Days: All days except Saturday, Sunday, New
                  Year's Day, President's Day, Patriot's Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans' Day, Thanksgiving Day, Christmas Day (and the following Monday when any such day occurs on Sunday). Unless specifically referred to herein as Business Days, all references in this Lease to "days" shall mean calendar days.

                           Commencement Date: June 1, 1998 or upon substantial
                  completion of LESSOR'S Work, whichever is later.

                           Escalation Factor Computation: Premises Rentable Area
                  divided by 100% of building rentable area. (the total building rentable area is 231,000 square feet.)


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                           Initial Public Liability Insurance: $1,000,000.00 per
                  occurrence (combined single limit) for property damage, personal injury or death.

                           LESSOR'S Work: As defined in Section 26.

                           LESSOR'S Plans: As defined in Section 26.Premises: A
                  portion of the Building as shown on Exhibit A attached hereto.

                           Extended Term: As defined in Section 34.

                           First Offered Space: As defined in Section 35.

         2. PREMISES. A portion of the building owned by LESSOR consisting of approximately 40,000 SQUARE FEET OF RENTABLE AREA ON THE SEVENTH AND EIGHTH FLOORS OF THE BUILDING AND SUBSTANTIALLY KNOWN AS SUITES 701 & 801 on the plan attached hereto as "Exhibit A" (the "Premises") together with the right to use in common, with others entitled thereto, the hallways, stairways, and elevators, necessary for access to said Premises. and lavatories nearest thereto.

         3. TERM. The term of this lease shall be for five years commencing on the Commencement Date and ending sixty months later.

         4. BASIC RENT. The LESSEE shall pay to the LESSOR rent at the rate of $1,080,000 per year, payable in advance on the first day of each month commencing without deduction or set off in sixty monthly installments of $90,000.

         5. SECURITY DEPOSIT. Upon the execution of this lease, the LESSEE shall provide LESSOR with a Letter of Credit in accordance with Section I of this Lease. The Letter of Credit shall be held as security for the LESSEE'S performance as herein provided and may be drawn in the event that LESSEE is in default of this Lease.

         6.       ADDITIONAL RENT.

                  A. TAX. If, in any tax year, the real estate taxes on the land and buildings, of which the Premises are a part, are in excess of the amount of the Base Taxes, as finally abated (hereinafter called the "Base Year"), LESSEE will pay to LESSOR, as additional rent hereunder, when and as designated by notice in writing by LESSOR, the amount of the excess multiplied by the Escalation Factor. If the LESSOR obtains an abatement of any such excess real estate tax, a proportionate share of such abatement, less the reasonable fees and costs incurred in obtaining the same, if any, shall be refunded to the LESSEE.

                  B. OPERATING. If, in any calendar year, the Operating Expenses for the Property of which the Premises are a part, are in excess of the amount of the Base Operating Expenses, LESSEE will pay to LESSOR, as additional rent hereunder, when and as designated by notice in writing by LESSOR, the amount of the excess multiplied by the Escalation Factor. Operating expenses are defined for the purposes of this agreement as: The aggregate costs or expenses reasonably incurred by LESSOR with respect to the operation, administration, cleaning, repair, maintenance and management of the premises including, without limitation, those items enumerated in "Exhibit C" attached hereto. Any such accounting by LESSOR shall be binding and conclusive upon LESSEE unless within thirty (30) days after that giving by LESSOR of such

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         accounting, LESSEE shall notify LESSOR that LESSEE disputes the correctness of such accounting, specifying the particular respects in which the accounting is claimed to be incorrect.

         7. UTILITIES. The LESSEE shall pay, as they become due, all bills for electricity and other utilities that are furnished to the Premises and presently separately metered or check metered by LESSOR. The LESSOR agrees to provide all other utility service and to furnish reasonably hot and cold water and reasonable heat and air conditioning to the Premises, the hallways, stairways, elevators, and lavatories during normal building business hours (8:00 A.M. - 6:00 P.M. on weekdays and 8:00 A.M - 12:00 NOON on Saturdays) on regular Business Days as outlined in Section I above of the heating and air conditioning seasons of each year, to furnish elevator service and to light passageways and stairways and to furnish such cleaning service as is customary in similar buildings in said city or town, all subject to interruption due to any accident, to the making of repairs, alterations, or improvements, to labor difficulties, to inability to obtain fuel, electricity, service, or supplies from the sources from which they are usually obtained for said building, or to any cause beyond the LESSOR'S control. LESSOR reserves the right to charge for after hours HVAC so long as this charge shall apply uniformly to the majority of tenants in the building.

LESSOR shall have no obligation to provide utilities or equipment other than the utilities and equipment within the premises as of the commencement date of this lease. In the event LESSEE requires additional utilities or equipment, the installation and maintenance thereof shall be the LESSEE'S sole obligation, provided that such installation shall be subject to the written consent of the LESSOR.

         8. USE OF LEASED PREMISES. The LESSEE agrees to use the Premises in a manner consistent with the nature of the building and consistent with the other LESSEES in the building. The LESSEE shall use the Premises only for the purpose of listed in Section I of this Lease. LESSEE shall have access to the Premises twenty four hours a day, seven days a week, fifty-two weeks per year.

         9. COMPLIANCE WITH THE LAWS. The LESSEE acknowledges that no trade or occupation shall be conducted in the Premises or use made thereof which will be unlawful, improper, noisy or offensive, or contrary to any law or any municipal by-law or ordinance in force in the city or town in which the Premises are situated. LESSEE agrees to comply with all such laws. LESSOR makes no representation that uses contemplated by the LESSEE are permitted by law.

         10. FIRE INSURANCE. The LESSEE shall not permit any use of the Premises which will make voidable any insurance on the property of which the Premises are a part, or on the contents of said property or which shall be contrary to any law or regulation from time to time established by the New England Fire Insurance Rating Association, or any similar body, succeeding to its powers. The LESSEE shall not use the Premises in any way which will cause an extra insurance premium. However, in the event that LESSEE does so, the LESSEE shall, on demand, reimburse the LESSOR, and all other lessees, all extra insurance premiums caused by the LESSEE'S use of the Premises.

         11. MAINTENANCE OBLIGATIONS. The LESSEE agrees to maintain the Premises, in good condition, damage by fire and other casualty only excepted, and whenever necessary, to replace plate glass and other glass therein.

                  A. LESSEE'S OBLIGATIONS. The Premises are now in good order and the glass whole. The LESSEE shall not permit the Premises to be overloaded, damaged, stripped, or defaced, nor suffer any waste. LESSEE shall obtain written consent of LESSOR before erecting any sign on the Premises. The LESSEE shall keep and maintain the Premises in good order and repair at its own expense. The LESSOR shall at LESSEE'S expense and upon LESSEE'S request,

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         furnish and install all replacement lamps, lighting tubes, bulbs and ballast's which may be required in the Premises during the terms hereof

                  B. LESSOR'S OBLIGATIONS. The LESSOR agrees to maintain the structure of the building of which the Premises are a part in the same condition as it is at the commencement of the Term or as it may be put in during the Term of this Lease, reasonable wear and Lear, damage by fire and other casualty only excepted, unless such maintenance is required because of the LESSEE or those for whose conduct the LESSEE is legally responsible.

         LESSOR shall never be liable for any failure to make repairs unless LESSEE has given notice to LESSOR of the need to make such repairs and LESSOR has failed to commence to make such repairs within a reasonable time after receipt of such notice, or fails to proceed with reasonable diligence to complete such repairs.

         12. ADDITIONS & ALTERATIONS. The LESSEE shall not make structural alterations or additions to the Premises or that will affect the building's systems, but may make non-structural alterations provided the LESSOR consents thereto in writing, which consent shall not be unreasonably withheld or delayed. Minor Alterations which costs LESSEE less than $1,000 may be made without LESSOR'S prior written consent. All such allowed alterations shall be at LESSEE'S expense and shall be in quality at least equal to the present construction. LESSEE shall not permit any mechanics' liens, or similar liens, to remain upon the Premises for labor and material furnished to LESSEE or claimed to have been furnished to LESSEE in connection with work of any character performed or claimed to have been performed at the direction of LESSEE and shall cause any such lien to be released of record forthwith without cost to LESSOR. Any alterations or improvements made by the LESSEE shall become the property of the LESSOR at the termination of occupancy as provided herein.

         13.      ASSIGNMENT & SUBLEASING.

                  A. Short Term - Sublease(s) of up to 10,000 square feet for the first two years of the term. The LESSEE shall not assign or sublet the whole or any part of the Premises without LESSOR'S prior written consent, which consent shall not be unreasonably withheld or delayed. Notwithstanding such consent, LESSEE shall remain liable to LESSOR for the payment of all rent and for the full performance of the covenants and conditions of this lease. If SUBLESSEE is paying rent at an amount greater than outlined in Section 4 of this agreement, the amount over less LESSEE'S subleasing expenses which shall include tenant improvement costs, legal fees and brokerage fees shall be due to LESSOR. LESSOR'S permission shall also be necessary for any subdivision of the Premises.

                  B. Long Term - Sublease(s) which begin or extend past the second anniversary of the Commencement Date or for space in excess of 10,000 square feet for any portion of the Term. The LESSEE shall not assign or sublet the whole or any part of the Premises without LESSOR'S prior written consent, such consent shall not be withheld or delayed. Notwithstanding such consent, LESSEE shall remain liable to LESSOR for the payment of all rent and for the full performance of the covenants and conditions of this lease. If SUBLESSEE is paying rent at an amount greater than outlined in Section 4 of this agreement, the amount over less LESSEE'S subleasing expenses which shall include tenant improvement costs, legal fees and brokerage fees shall be due to LESSOR. LESSEE shall not sublease to a current or prospective tenant of the Building. Prospective tenants are those tenants who have been introduced to the Property within thirty (30) days of the sublease proposal or any tenant in negotiation with LESSOR. LESSEE shall not sublease below Fair Market Value, without LESSOR'S prior written consent.


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         Fair Market Value shall take the length of the proposed term into consideration. LESSOR shall designate Fair Market Value, (the "Fair Market Value") by written notice to LESSEE within five (5) days of receipt of notice of intent to sublease from LESSEE. If LESSEE disagrees with such designation, (the "Designation"), LESSEE shall by written notice, advise LESSOR of such disagreement; otherwise LESSEE shall conclusively be deemed to have agreed to such Designation.

         In the event that the Parties are unable to agree, each Party shall appoint appraiser. Each appraiser so appointed shall be instructed to determine independently the Fair Market Value and then confer. If the two appraisers are unable to determine a Designation acceptable to both parties, they shall appoint a third appraiser. The Designation of this appraiser shall be considered final.

         LESSOR may also elect to recapture the proposed sublease premises.

         14. SUBORDINATION. This Lease shall be subject and subordinate to any and all mortgages, deeds of trust and other instruments in the nature of a mortgage, now or at any time hereafter, a lien or liens on the property of which the Premises are a part and the LESSEE shall, when requested, promptly execute and deliver written instruments as shall be necessary to show the subordination of this lease to said mortgages, deeds of trust or other such instruments in the nature of a mortgage. At LESSEE'S request and at LESSEE'S expense, LESSOR shall use good efforts to secure a so-called subordination and non-disturb agreement from LESSOR'S lender. In the event that LESSEE fails or refuses to execute same, LESSOR MAY DO SO AS LESSEE'S Attorney-in-Fact.

         15. LESSOR'S ACCESS. The LESSOR or agents of the LESSOR may, at reasonable times and with reasonable notice, enter to view the Premises and may remove placards and signs not approved and affixed as herein provided, and make repairs and alterations as LESSOR should elect to do and may show the Premises to others, and at any time within six (6) months before the expiration of the term.

         16. INDEMNIFICATION AND LIABILITY. LESSEE shall save LESSOR harmless, and shall exonerate and indemnify LESSOR, from and against any and all claims, liabilities or penalties or asserted by or on behalf of any person, firm, corporation or public authority:

                          (i) on account of or based upon any injury to person, or loss of or damage to property sustained or occurring or emanating from the Premises on account of or based upon the act, omission, fault, negligence or misconduct of any person except LESSOR;

                          (ii) on account of or based upon any injury to person, or loss of or damage to property, sustained on or occurring elsewhere (other than on the Premises) in or about the Property (and, in particular, without limitation, the elevators, stairways, public corridors, sidewalks, parking areas, concourses, arcades, approaches, areaways, roof, or other appurtenances and facilities used in connection with the Property or the Premises) arising out of the use or occupancy of the Property or Premises by the LESSEE or by any person claiming by, through or under LESSEE, except where such injury, loss or damage was caused by the negligence, fault or misconduct of the LESSOR;


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                                    and in addition to and not in limitation of
                                    either of the foregoing subdivisions (i) and
                                    (ii);

                          (iii) on account of or based upon (including moneys due on account of) any work or thing whatsoever done (other than by LESSOR or its contractors, or agents or employees or either) on the Leased Premises; and, in respect of any of the foregoing, from and against all costs, expenses (including reasonable attorneys' fees), and liabilities incurred in or in connection with any such claim, or any action or proceeding brought thereon; and in case any action or proceeding be brought against LESSOR by reason of any such claim. LESSEE upon notice from LESSOR shall at LESSEE'S expense resist or defend such action or proceeding and employ counsel therefore reasonably satisfactory to LESSOR, it being agreed that such counsel as may act for insurance underwriters of LESSEE engaged in such defense shall be deemed satisfactory.

         17. LESSEE'S LIABILITY INSURANCE. The LESSEE shall maintain with respect to the Premises and the property of which the Premises are a part commercial general liability insurance in the amount of $1,000,000 with property damage insurance in limits of $100,000 in responsible companies qualified to do business in Massachusetts and in good standing therein insuring the LESSOR as well as LESSEE against injury to persons or damage to property as provided. LESSEE agrees to increase limits as LESSOR'S mortgagee reasonably requires. The LESSEE shall deposit with the LESSOR certificates for such insurance at or prior to the commencement of the Term, and thereafter within thirty (30) days prior to the expiration of any such policies. All such insurance certificates shall provide that such policies shall not be canceled without at least ten (10) days prior written notice to each assured named therein.

         18. FIRE, CASUALTY, EMINENT DOMAIN. Should a substantial portion of the Premises, or of the property of which they are a part, be substantially damaged by fire or other casualty, or be taken by eminent domain, the LESSOR may elect to terminate this lease. When such fire, casualty, or taking renders the Premises substantially unsuitable for their intended use, a just and proportionate abatement of rent shall be made, and the LESSEE may elect to terminate this lease if:

                  (a) The LESSOR fails to give written notice within thirty (30) days of the event of its intention to restore Premises, or

                  (b) The LESSOR fails to restore the Premises to a condition substantially suitable for their intended use within ninety (90) days of said fire, casualty or taking, as such date may be extended ninety
         (90) days if LESSOR is diligently working to restore the Premises and extended an additional ninety (90) days for force majeure. LESSOR reserves, and the LESSEE grants the LESSOR, all rights which the LESSEE may have for damages or injury to the Premises for any taking by eminent domain, except for damage to the LESSEE'S fixtures, property, or equipment.

         19.      DEFAULT AND BANKRUPTCY. In the event that:

                  (a) The LESSEE shall default in the payment of any installment of rent or other sum herein specified and such default shall continue for five (5) days after written notice thereof; or


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                  (b) The LESSEE shall default in the observance or performance of any other of the LESSEE'S covenants, agreements, or obligations hereunder and such default shall not be corrected within fifteen (15) days after written notice thereof; or

                  (c) The LESSEE shall file or be filed against in any bankruptcy, insolvency or reorganization petition; or

                  (d) The LESSEE shall be declared bankrupt or insolvent according to law, or, if any assignment shall be made of LESSEE'S property for the benefit of creditors, or

                  (e) Any attachment is made of the leasehold interest outlined in this lease; or

                  (f) The LESSEE shall abandon the premises; or

                  (g) A receiver is appointed to conduct LESSEE'S business (whether or not LESSOR has re-entered the premises) then the LESSOR shall have the right thereafter, while such default continues, to re-enter and take complete possession of the Premises, to terminate this lease, and remove the LESSEE'S effects without prejudice to any remedies which might be otherwise used for arrears of rent or other default. The LESSEE shall indemnify the LESSOR against all loss of rent and additional rent and other payments which the LESSOR may incur by reason of such termination during the residue of the term. If the LESSEE shall default, after reasonable notice thereof; in the observance or performance of any conditions or covenants on LESSEE'S part to be observed or performed under or by virtue of any of the provisions in any article of this lease, the LESSOR, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of the LESSEE. If the LESSOR makes any expenditures or incurs any obligations for the payment of money in connection therewith, including but not limited to, reasonable attorney's fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations insured, with interest at the rate of 18 per cent per annum. and costs, shall be paid to the LESSOR by the LESSEE as additional rent. Any sums not paid when due shall bear interest at 18 per cent per annum until paid. LESSEE shall pay an administrative fee if a check does not clear.

         20. NOTICE. Any Notice from the LESSOR to the LESSEE relating to the Premises or to the occupancy thereof, shall be in writing and be deemed duly served, if mailed to the Notice Address in Section I of this Lease, registered or certified mail, return receipt requested, postage prepaid or by overnight carrier, addressed to the LESSEE. Any Notice from the LESSEE to the LESSOR relating to the Premises or to the occupancy thereof, shall be deemed duly served, if mailed to the LESSOR by registered or certified mail, return receipt requested, postage prepaid or by overnight carrier, addressed to the LESSOR at the address in Section 1 of this Lease or such other address as the LESSOR may from time to time advise in writing. All rent notices shall be paid and sent to the LESSOR at its notice address or such other address as may be designated by LESSOR.

         21. SURRENDER. The LESSEE shall at the expiration or other termination of this Lease remove all LESSEE'S goods and effects from the Premises, (including, without hereby limiting the generality of the foregoing, all signs and lettering affixed or painted by the LESSEE, either inside or outside the Premises). LESSEE shall deliver to the LESSOR the Premises and all keys, locks thereto, and other fixtures connected therewith and all alterations and additions made to or upon the Premises, in good condition, damage by fire or other casualty only excepted. In the event of the LESSEE'S failure to remove any of LESSEE'S property from the Premises, LESSOR is hereby authorized, without liability to LESSEE for loss or damage thereto, and at the sole risk of LESSEE, to remove and store any of the

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property at LESSEE'S expense, or to retain same under LESSOR'S control or to sell at public or private sale, without notice any or all of the property not so removed and to apply the net proceeds of such sale to the payment of any sum due hereunder, or to destroy such property. The LESSEE shall restore all damage to the Premises which may have occurred during the use of Premises or while vacating the Premises. Any items which the LESSEE installs, which replace items on the Premises when LESSEE took occupancy are deemed to be LESSOR'S property.

         22. BROKERAGE. LESSEE warrants and represents that LESSEE has dealt with no broker other than the broker listed in Section I of this lease in connection with the consummation of this Lease and, in the event of any brokerage claims against LESSOR predicated upon prior dealings with LESSEE, LESSEE agrees to defend the same and indemnify LESSOR against any such claim.

         23. LESSOR'S LIABILITY. The LESSOR is not personally liable under this Lease. (a) LESSEE specifically agrees to look solely to the LESSORS then equity in the property of which the Premises are a part for recovery of any judgment from LESSOR it being specifically agreed that LESSOR (original or successor) shall never be personally liable for any such judgment or for the payment of any monetary obligation to LESSEE. The provisions contained in the foregoing sentence are not intended to, and shall not, limit any right the LESSEE might otherwise have to obtain injunctive relief against LESSOR or to take any action not involving the liability of LESSOR to respond in monetary damages from LESSOR'S assets other than from such property.

         24. WAIVER. Failure on the part of the LESSOR or LESSEE to complain of any action or non-action on the part of the other, no matter how long the same may continue, shall never be a waiver by LESSOR or LESSEE, respectively, of its rights hereunder. Further, no waiver at any time of the provisions hereof, by LESSOR or LESSEE shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the provisions. The consent or approval of LESSOR or LESSEE to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary LESSOR'S or LESSEE'S consent or approval to or of any subsequent similar act by the other.

         25. STATUS REPORT. Recognizing that both parties may find it necessary to establish to third parties, from time to time, the then current status of performance hereunder, either party will, within ten (10) days after receipt of a request therefore, furnish a statement of the status of any matter pertaining to this Lease, including without limitation, acknowledgments that (or the extent to which) each party is in compliance with its obligations under the terms of the Lease.

         26. CONDITION AND AREA. Except as otherwise provided in this Section, the Premises are being delivered strictly in their condition "as is" and LESSEE acknowledges that it has inspected the same and found them satisfactory. LESSOR WILL BUILD SPACE IN ACCORDANCE WITH LESSEE'S SPECIFICATIONS USING BUILDING STANDARD MATERIALS IN AN AMOUNT NOT TO EXCEED $15 PER SQUARE FOOT. On the Commencement Date, all mechanical and electrical systems shall be in working order.

                  A. PREPARATION OF THE PREMISES: Promptly upon execution of the Lease, LESSOR will have prepared, at its sole cost and expense, certain plans ("LESSOR'S Plans") for improvements to be made in the Premises and adjacent areas of the Building to prepare the Premises for LESSEE'S occupancy. Upon completion of LESSOR'S Plans, LESSOR shall submit the same to LESSEE for LESSEE'S approval, which approval shall not be unreasonably delayed or withheld. To the extent that LESSEE does not disapprove LESSOR'S Plans in writing, and provide specific remedies that will make LESSOR'S Plans acceptable, within


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         fourteen (14) days after submission of the same by LESSOR, LESSEE shall be conclusively deemed to have approved LESSOR'S Plans. Promptly after approval of LESSOR'S Plans, LESSOR shall exercise all reasonable efforts to complete, at its sole cost and expense the work specified in LESSOR'S Plans. The work shall collectively be referred to as "LESSOR'S Work" Tenant shall have no claim against LESSOR for failure so to complete such Work. LESSOR shall bid LESSOR'S work to at least three contractors and shall share the bids with LESSEE.

                  B. SUBSTANTIAL COMPLETION: The Premises shall be deemed ready for occupancy on the first day (the "'Substantial Completion Date") as of which LESSOR'S Work has been completed except for items of work (and, if applicable, adjustment of equipment and fixtures) which can be completed after occupancy has been taken without causing undue interference with LESSEE'S use of the Premises (i.e. so-called "punch list" items) and LESSEE has been given notice thereof. LESSOR shall complete as soon as conditions permit all "punch list" items and LESSEE shall afford LESSOR access to the Premises for such purposes.

                  If the Substantial Completion Date has not occurred by August 1, 1998 (the "Construction Completion Date") as it may be extended pursuant to section 26.D. LESSEE shall have the right to terminate this Lease by giving notice to LESSOR not later than thirty (30) days after the Construction Completion Date (as so extended), of Tenant's desire so to do; and this Lease shall cease and come to an end without further liability or obligation on the part of either party thirty (30) days after the giving of such notice, unless, within such 30-day period, LESSOR substantially completes LESSOR'S Work; and such right of termination shall be LESSEE'S sole and exclusive remedy at law or in equity for LESSOR'S failure so to complete such Work.

                  C. CONCLUSIVENESS OF LESSOR'S PERFORMANCE. Except to the extent to which LESSEE shall have given LESSOR notice, not later than the end of the second full calendar month of the Term of the Lease next beginning after the Commencement Date, of any respects in which LESSOR has not performed LESSOR'S Work, LESSOR shall be deemed to have completed LESSOR'S Work as of the Commencement Date of this Lease.

                  D.       LESSEES' DELAYS:

                           1. If a delay shall occur in the Substantial Completion Date as the result of:

                                    i.   Any request by LESSEE that LESSOR delay
                                    in the commencement of completion of
                                    LESSOR'S Work for any reason;

                                    ii.  Any change by LESSEE in any of LESSOR'S
                                    Plans after LESSEE'S approval thereof'.

                                    iii. Any other act or omission of LESSEE or its officers, agents, servants or contractors:

                                    iv.  Any special requirement of LESSOR'S
                                    Plans not in accordance with LESSOR'S Plans not in accordance with LESSOR'S building standards; or

                                    v. Any reasonably necessary displacement of any of LESSORS Work from its place in LESSOR'S construction schedule resulting from any of the causes for delay referred to in clauses (i), (ii), (iii), (iv), or this


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                                    paragraph and the filling of such Work back
                                    into such schedule; then LESSEE shall, from time to time and within ten (10) business days after demand therefor, pay to LESSOR for each day of such delay the amount of Basic Rent, Escalation Charges and other charges that would have been payable hereunder and the LESSEE'S obligation to pay Basic Rent commenced immediately prior to such delay.

                           2. If a delay in the Substantial Completion Date, or
                  if any substantial portion of such delay, is the result of Force Majeure, and such delay would not have occurred but for a delay described in paragraph above, such delay shall be deemed added to the delay described in that paragraph.

                           The delays referred to above are herein referred to
                  collectively and individually as "LESSEE'S Delay."

                           3. If, as a result of LESSEE'S Delay(s), the
                  Substantial Completion Date is delayed in the aggregate for more than thirty (30) days, LESSOR may (but shall not be required to) at any time thereafter terminate this Lease by giving written notice of such termination to LESSEE and thereupon this Lease shall terminate without further liability or obligation on the part of either party, except that LESSEE shall pay to LESSOR the cost theretofore incurred by LESSOR in performing LESSOR'S Work, plus an amount equal to LESSOR'S out-of-pocket expenses incurred in connection with this Lease, including, without limitation, brokerage and legal fees, together with any amount required to be paid pursuant to
                  Section 26 through the effective termination date.

                           4. The Construction Completion Date shall
                  automatically be extended for the period of any delays caused by LESSEE'S Delay(s) or Force Majeure.

         27. LESSOR'S WARRANTY. LESSOR warrants and represents that it is the owner of record of the Premises and that it has authority to grant the leasehold interest conveyed hereby.

         28. SEVERABILITY. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to the extent the same shall be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

         29. RECORDING. LESSEE agrees not to record this Lease, but, if the Term of this Lease (including any extended term) is seven (7) years or longer, each party hereto agrees, on the request of the other, to execute a so-called Notice of Lease in recordable form and complying with applicable law and reasonably satisfactory to LESSOR'S attorneys. Such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease.

         30. HOLDING OVER. Any Holding Over by LESSEE after the expiration of the Term of this Lease shall be treated as a tenancy at sufferance at a rate equal to one and one half times the Basic Rent then in effect plus Additional Rent and other charges herein provided. LESSEE shall also pay to LESSOR all damages, direct and/or indirect, sustained by reason of any such as far as applicable.

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

        31. GOVERNING LAW. This Lease shall be governed exclusively by the provisions hereof and by the laws of the Commonwealth of Massachusetts, as the same may from time to time exist.

        32. RELOCATION. Deleted.

        33. ENTIRE AGREEMENT. This Lease and the Exhibits made a part hereof contain the entire and only agreement between the parties and any and all statements and representations, written and oral, including previous correspondence and agreements between the parties hereto, are merged herein. LESSEE acknowledges that all representations and statements upon which it relied in executing this Lease are contained herein and that the LESSEE in no way relied upon any other statements or representations, written or oral. Any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of this Lease in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

        34. OPTION TO EXTEND: Provided that at the time of such exercise (i) there then exists no Default of LESSEE, (ii) this Lease is then in full force and effect, and (iii) LESSEE is in actual occupancy of all or substantially all of the Premises, LESSEE shall have the right and option to extend the term of this Lease for one (1) extended term of five years (the "Extended Term'). The Extended Term shall commence on the day immediately succeeding the expiration date of the Initial Term, and shall end on the day immediately preceding the fifth anniversary of the first day of such Extended Term. LESSEE shall exercise such option to extend by giving written notice to LESSOR of its desire to do so not earlier than twelve (12) months and not later than nine (9) months prior to the expiration date of the Initial Term. Provided the conditions of clauses (i),
(ii) and (iii) of this section shall have been satisfied, the giving of such notice by LESSEE shall automatically extend the Term of this Lease for the Extended Term, and no instrument of renewal need be executed. In the event that LESSEE fails to give such notice to LESSOR, this Lease shall automatically terminate at the end of the Initial Term, and LESSEE shall have no further option to extend the Term of this Lease. It is agreed that time is of the essence with respect to the giving of such notice. The Extended Term shall be on all the terms and conditions of this Lease, except that (I) option to extend that Term of this Lease shall be deleted, and (II) the Basic Rent for the Extended Term shall be at Fair Market Value, not less than the sum of the rent and all additional rent being paid by LESSEE during the final year of the Initial Term. LESSOR shall designate Fair Market Value, (the "Fair Market Value") by written notice to LESSEE within sixty (60) days of receipt of notice from LESSEE. If LESSEE disagrees with such designation, (the "Designation"), LESSEE shall by written notice, advise LESSOR of such disagreement; otherwise LESSEE shall conclusively be deemed to have agreed to such Designation.

         In the event that the Parties are unable to agree, each Party shall appoint an appraiser. Each appraiser so appointed shall be instructed to determine independently the Fair Market Value and then confer. If the two appraisers are unable to determine a Designation acceptable to both parties, they shall appoint a third appraiser. The Designation of this appraiser shall be considered final.

         35. RIGHT OF FIRST OFFER. If at any time during the Term of this Lease, LESSOR shall desire to lease any space on the third, fourth, fifth or sixth floor of the Building (the "First Offer Space"), LESSOR shall notify LESSEE and set forth the terms and conditions on which LESSOR is willing to lease all or a part of the First Offer Space, including, without limitation, rent, build-out allowance and other incentives or inducements to lease, if any. Provided that the time of such exercise (i) there then exists no Default of LESSEE, (ii) this Lease is then in full force and effect, and (iii) LESSEE is in actual occupancy of the entire Premises demised thereunder, LESSEE may, by giving notice in writing to LESSOR within five (5) business days after receipt of LESSOR'S notice, elect to lease the First Offer

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


Space on the terms so offered by LESSOR. If LESSEE shall so elect to lease the First Offer Space, it shall within ten (10) business days after such election enter into an amendment to this Lease incorporating the terms and contained in LESSOR'S notice. If LESSEE shall not elect to lease the First Offer Space within such five (5) business day period, or shall fail to enter into such amendment to this Lease within such ten-day period, LESSEE shall have no further rights under this section with respect to that portion of the First Offer Space and LESSOR shall be free to lease any or all of such space offered to other parties.

         IN WITNESS WHEREOF, the said parties hereunto set their hands and seals this 15th day of November, 1997.



LESSEE:  Exchange Applications, Inc.     LESSOR:  Lincoln Plaza Limited
                                                  Partnership
                                           BY:  L.P. Properties, Inc. - its
                                                General Partner
                                           BY:  Richard D. Cohen - its President



By: /s/ John G. O'Brien                    By: /s/ Richard D. Cohen
    --------------------------                 ---------------------------
    John G. O'Brien                            Richard D. Cohen
    Vice President and CFO


Hereunto Duly Authorized


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